Exhibit 10.8
AMENDED AND RESTATED PLEDGE AGREEMENT
     THIS AMENDED AND RESTATED PLEDGE AGREEMENT (the “Agreement”), dated as of June 26, 2008, is made and entered into by and among each of the undersigned and each of the other Persons which become Pledgors hereunder from time to time (each a “Pledgor” and collectively the “Pledgors”), and U.S. BANK NATIONAL ASSOCIATION, successor by merger to Firstar Bank, N.A. (“Firstar”), as Collateral Agent for the Banks in connection with the Credit Agreement described below (the “Secured Party”).
     WHEREAS, certain Loan Parties and Firstar entered into the Original Pledge Agreement (as defined herein) in connection with that certain $20,000,000 Revolving Credit Facility Credit Agreement dated April 27, 2001 (the “Original Credit Agreement”).
     WHEREAS, the parties have agreed to amend and restate the Original Credit Agreement pursuant to that certain Amended and Restated Credit Agreement (as from time to time restated, amended, modified or supplemented, the “Credit Agreement”) dated as of June 26, 2008, by and among Westmoreland Mining LLC, a Delaware limited liability company (the “Borrower”), each of the Guarantors now or hereafter party thereto, the Banks now or hereafter party thereto, and PNC Bank, National Association, as Agent (“PNC”), PNC and the Banks have agreed to provide certain loans and other financial accommodations to the Borrower; and
     WHEREAS, pursuant to and in consideration of the Credit Agreement, the Original Pledge Agreement shall be amended and restated and all of the issued and outstanding equity interests of each of the corporations, limited liability companies, partnerships or other entities as set forth on Schedule A hereto (each a “Pledged Company” and collectively the “Pledged Companies”) is to be pledged to the Secured Party in accordance herewith (for the avoidance of doubt, TWCC shall not in any event constitute a Pledged Company and the term “Pledged Company” shall not include TWCC); and
     WHEREAS, each Pledgor acknowledges its receipt, whether direct or indirect, of the benefit of certain revolving credit facilities which are being made available, either directly or indirectly, to each Pledgor concurrently with the closing of the Credit Agreement; and
     WHEREAS, each Pledgor owns the outstanding equity interest in the Pledged Companies as set forth on Schedule A hereto.
     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:
     1. Defined Terms.
     (a) Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Credit Agreement. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in New York as amended from time to time (the “Code”).

     (b) “Equity Interests” shall mean, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including shares or partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
     (c) “Organizational Documents” shall mean, with respect to any Pledged Company, as applicable, its articles of incorporation, charter, bylaws, certificate of limited liability, limited liability company operating agreement, partnership agreement, shareholder agreement, and member agreement, and any similar organizational document.
     (d) “Original Pledge Agreement” shall mean that certain Pledge Agreement dated April 27, 2001 by and between the Pledgors party thereto and Firstar.
     (e) “Pledged Collateral” shall mean and include all of the following:
          (i) all Equity Interests and securities (collectively, “Investments”) listed on Schedule 1 attached hereto in respect of any Pledged Company identified thereon, and all rights and privileges pertaining thereto, including, without limitation, all present and future Equity Interests and securities receivable in respect of or in exchange for any such Investments, all rights under any Organizational Documents and other similar agreements relating to any Investments, all rights to subscribe for Equity Interests or securities incident to or arising from ownership of any Investments, all cash, interest, additional Equity Interests or securities and other dividends or distributions paid or payable on or in respect of any such Investments, and all books and records (whether paper, electronic or any other medium) pertaining to the foregoing, including, without limitation, all stock record and transfer books;
          (ii) all other Equity Interests and securities (collectively, “Additional Investments”) at any time owned or acquired by any Pledgor (including any Additional Pledgor) in respect of any Pledged Company, and all rights and privileges pertaining thereto, including, without limitation, all present and future Equity Interests and securities receivable in respect of or in exchange for any Additional Investments, all rights under any Organizational Documents and other similar agreements relating to any Additional Investments, all rights to subscribe for Equity Interests or securities, incident to or arising from ownership of any Additional Investments, all cash, interest, additional Equity Interests or securities and other dividends or distributions paid or payable on or in respect of any Additional Investments, and all books and records (whether paper, electronic or other medium) pertaining to the foregoing, including, without limitation, all stock record and transfer books;
          (iii) all books, records, ledgers, ledger cards, files correspondence, computer programs software, disks, tapes and related data that at any time evidence or relate to any of the foregoing or are otherwise necessary or helpful in the collection thereof or realization thereon; and
          (iv) whatever is received when any of the foregoing is sold, exchanged, replaced or otherwise disposed of, including all proceeds (as defined in the Code) thereof.
     2. Grant of Security Interests.
     (a) In order to secure the prompt payment and performance in full of all Obligations of the Borrower and each Guarantor in full as and when due in accordance with the Credit Agreement and the other Loan Documents (collectively, the “Secured Obligations”), each Pledgor hereby sells, assigns, conveys, mortgages, pledges, hypothecates, transfers, confirms and grants unto the Secured Party for the equal and ratable benefit and security of PNC, each of the Banks and any Affiliate of any of the Banks, and the Secured Party, a lien on and a first priority security interest in all of such Pledgor’s now existing and hereafter acquired or arising right, title and interest in, to and under the Pledged Collateral whether now existing or hereafter coming into existence, whether now held or owned or hereafter acquired, as now in existence or in effect or as hereafter modified, amended or supplemented, and wherever the same may be located.
     (b) Upon the execution and delivery of this Agreement, and from time to time thereafter as required by Section 6(g), each Pledgor shall deliver to and deposit with the Secured Party in pledge, all stock certificates, instruments or other documents evidencing the Pledged Collateral owned by such Pledgor, together with undated stock powers, instruments or other documents signed in blank by such Pledgor.
     (c) Any right, title and interest hereby assigned to the Secured Party hereunder includes, without limitation, the right to further assign such right, title and interest.
     (d) Notwithstanding any provision of this Agreement to the contrary, each Pledgor, shall remain liable under the applicable Organizational Documents to observe and perform all the respective conditions and obligations to be observed and performed thereunder, all in accordance with and pursuant to the terms and provisions of the applicable Organizational Documents. The granting of any of the rights to the Secured Party hereunder shall not release such Pledgor from any of its duties or obligations under the applicable Organizational Documents or constitute an assumption by the Secured Party or such Bank of such duties and obligations. Neither the Secured Party nor any Bank shall have any obligation or liability under the applicable Organizational Documents by reason of or arising out of this Agreement or the assignment of the rights hereunder to the Secured Party or the receipt by the Secured Party of any payment under or relating to the applicable Organizational Documents pursuant hereto, nor shall the Secured Party or any Bank be required or obligated in any manner to perform or fulfill any of the obligations of such Pledgor under or pursuant to the applicable Organizational Documents, or to make any payment thereunder, or to make any inquiry as to the nature or the sufficiency of any payment received by the Secured Party or the sufficiency of any performance by any party under the applicable Organizational Documents, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to the Secured Party or to which it may be entitled at any time or times pursuant hereto.

     3. Further Assurances.
     Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time upon reasonable request of PNC, each Pledgor shall execute and deliver to the Secured Party all financing statements, continuation financing statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the “Security Documents”) which PNC may reasonably request, in form reasonably satisfactory to PNC, and take such other action which PNC may reasonably request, to create and maintain, perfect and continue perfected and to create and maintain a Prior Security Interest in favor of the Secured Party in the Pledged Collateral and to fully consummate the transactions contemplated under this Agreement. Each Pledgor hereby irrevocably makes, constitutes and appoints the Secured Party (and any of the Secured Party’s officers or employees or agents designated by the Secured Party) as such Pledgor’s true and lawful attorney with power to sign the name of such Pledgor on all or any of the Security Documents which the Secured Party determines must be executed, filed, recorded or sent in order to perfect or continue perfected the Secured Party’s security interest in the Pledged Collateral in any jurisdiction. Such power, being coupled with an interest, is irrevocable until all of the Secured Obligations have been indefeasibly paid and performed in full and the Commitments have terminated.
     4. Pledged Companies Acknowledgment and Assignment of Pledged Collateral.
     Each Pledgor shall cause the Pledged Companies to execute and to deliver to the Secured Party concurrently herewith an Acknowledgment Regarding Pledge Agreement (the “Acknowledgment”) in the form attached hereto as Exhibit “A”. Concurrently herewith each Pledgor of any membership interests in any Pledged Company shall execute and deliver to Secured Party a fully executed Assignment of Membership Interest in the form attached hereto as Exhibit “B” and each Pledgor of any capital stock in any Pledged Company shall execute and deliver to Secured Party a fully executed Stock Power in the form attached hereto as Exhibit “C” with respect to the Pledged Collateral. Each Pledgor hereby authorizes the Secured Party, after the occurrence of an Event of Default, and upon the completion of a sale conducted pursuant to Article 9 of the Code in effect in the State of New York at that time, to complete the Assignment of Membership Interest or Stock Power, as applicable, and if the assignee is not the Secured Party to fill in the name of the purchaser of the Pledged Collateral at such sale conducted pursuant to Article 9 of the Code as the assignee, and the date on which such sale was conducted, and, thereafter, to deliver a true copy of the fully executed original to the Pledged Company, and, if any, other members or shareholders of the Pledged Company. Each Pledgor agrees that the Pledged Company and its constituent members or shareholders shall be entitled to rely conclusively on such Assignment of Membership Interest or Stock Power and shall have no liability to such Pledgor for any loss of damage which such Pledgor may incur by reason of said reliance, this provision being expressly for the benefit of such members or shareholders.
     5. Representations and Warranties.
     The Pledgors hereby jointly and severally represent and warrant to the Secured Party as follows:

     (a) Each Pledgor has and will continue to have (or, in the case of after-acquired Pledged Collateral, at the time such Pledgor acquires rights in such Pledged Collateral, will have and will continue to have), title to its Pledged Collateral, free and clear of all Liens except Permitted Liens (other than Permitted Liens of the types described in clauses (iv), (vii) and (viii) of the definition of that term).
     (b) The capital stock, shares, securities, member interests, partnership interests and other ownership interests constituting the Pledged Collateral have been duly authorized and validly issued to a Pledgor (as set forth on Schedule A hereto), are fully paid and nonassessable and constitute one hundred percent (100%) of the issued and outstanding capital stock, member interests (exclusive of any non-economic interest held by any Independent Manager), partnership interests of each of the Pledged Companies.
     (c) The security interests in the Pledged Collateral granted hereunder are valid, perfected and of first priority, subject to the Lien of no other Person except for the prior lien of the Purchasers to secure obligations under the Credit Agreement and Permitted Liens.
     (d) There are no restrictions upon the transfer of the Pledged Collateral, other than restrictions set forth thereon in the Loan Documents and the Note Purchase Documents, and each Pledgor has the power and authority and right to transfer the Pledged Collateral owned by such Pledgor free of any encumbrances and without obtaining the consent of any other Person.
     (e) Each Pledgor has all necessary corporate or limited liability company power to execute, deliver and perform this Agreement.
     (f) There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Pledgor, threatened against such Pledgor with respect to the Pledged Collateral, at law or equity before any Official Body, which individually or in the aggregate could be reasonably expected to result in a Material Adverse Change. No Pledgor is in violation of any order, writ, injunction or any decree of any Official Body (including without limitation Environmental Laws or the USA Patriot Act) which either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change.
     (g) This Agreement has been duly executed and delivered by each Pledgor and constitutes the valid and legally binding obligation of each Pledgor, enforceable in accordance with its terms, except to the extent that enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditor’s rights generally or limiting the right of specific performance or other equitable remedies.
     (h) Neither the execution and delivery by such Pledgor of this Agreement, nor the compliance with the terms and provisions hereof, nor the enforcement of any rights hereunder (including, but not limited to, a foreclosure sale of the Pledged Collateral), will violate: (i) any provision of any Law or conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any Official Body to which such Pledgor is subject or any provision of any agreement, understanding or arrangement to which Pledgor is a party or by which such Pledgor is bound; or (ii) any Coal Lease or any of the Coal Supply Contracts set forth on Schedule 1 or any permit, but the Pledgor makes no representation as to the ability of any Person who acquires the Pledged Stock to conduct mining operations until such Person has complied with applicable law relating to the continuation of mining permits in the event of a change of control of a permitee.
     (i) Each Pledgor’s chief executive office address is as set forth on the Schedule 1.1(B) of the Credit Agreement.
     (j) Such Pledgor’s exact legal name is as set forth on the signature page hereto;
     (k) The state of incorporation, formation or organization, as applicable, of such Pledgor is as set forth on Schedule A hereto;
     (l) Other than the Limited Liability Company Agreement of the Company, no shareholder or other similar agreements are applicable to any of the Pledged Collateral, the applicable Organizational Documents of each Company contain no restrictions on the rights of shareholders, members or partners other than those that normally would apply to a company organized under the laws of the jurisdiction of organization of each of the companies; and, all rights of such Pledgor in connection with its ownership of each of the Pledged Companies which is a corporation are evidenced and governed solely by the stock certificates, instruments or other documents evidencing ownership and the applicable Organizational Documents of each of the Companies which is a corporation.
     (m) No dividends or other distributions have been made by any of the Pledged Companies to any Pledgor which is prohibited by the Credit Agreement.
     (n) There is no action nor legal, administrative or other proceeding pending or, to any Pledgor’s knowledge, threatened which materially and adversely affects any Pledgor’s title to the Pledged Collateral or any Pledgor’s grant of a security interest hereunder, nor does any Pledgor know of any basis for the assertion of any such claim.
     (o) Any and all information heretofore furnished to the Secured Party by such Pledgor in connection with the financial condition, assets, liabilities, business or prospects of any Pledged Company or the value or condition of the Pledged Collateral was true and correct in all material respects as of the date furnished, and all such information hereafter furnished to the Secured Party by such Pledgor will be true and correct in all material respects as of the date furnished.
     (p) True and complete copies of the Organizational Documents of the Pledgors are attached to the Acknowledgment and have been delivered to the Secured Party.
     (q) The benefits received by such Pledgor from the execution of the Credit Agreement and the other Loan Documents and the consummation of the transactions contemplated thereby are the fair equivalent of and constitute fair consideration for the grant of the security interests in the Pledged Collateral pursuant to this Agreement, and the other Obligations incurred by such Pledgor under this Agreement; and

     (r) Such Pledgor has, with the assistance and advice of counsel, read and reviewed the Credit Agreement and such of the other Loan Documents as such Pledgor or such Pledgor’s counsel deems necessary or desirable to read and review. Such Pledgor is familiar with the affairs and financial condition of the Loan Parties and the Subsidiaries of the Loan Parties and has requested of the Loan Parties and such Subsidiaries such other documents and information as such Pledgor has deemed appropriate to make such Pledgor’s own credit analysis and decision to enter into this Agreement, independently and without any information from or reliance upon the Secured Party or any Bank.
     6. General Covenants.
     The Pledgors hereby jointly and severally covenant and agree as follows:
     (a) Each Pledgor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral; each Pledgor shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral owned by such Pledgor, unless such loss is the result of the gross negligence or willful misconduct of the Secured Party. Each Pledgor shall notify the Secured Party in writing ten (10) days prior to any change in such Pledgor’s chief executive office address.
     (b) Each Pledgor shall appear in and defend any action or proceeding of which such Pledgor is aware which could reasonably be expected to adversely affect, to any material extent, such Pledgor’s title to, or the Secured Party’s interest in, the Pledged Collateral or the proceeds thereof; provided, however, that with the consent of the Secured Party, which consent shall not be unreasonably withheld or delayed, such Pledgor may settle such actions or proceedings with respect to the Pledged Collateral.
     (c) Each Pledgor shall, and shall cause each of the Pledged Companies to, keep separate, accurate and complete records of the Pledged Collateral, disclosing the Secured Party’s security interest hereunder.
     (d) Such Pledgor shall comply with all Laws applicable to the Pledged Collateral unless any noncompliance that would not individually or in the aggregate materially impair the use or value of the Pledged Collateral or the Secured Party’s rights hereunder.
     (e) Such Pledgor shall pay any and all taxes, duties, fees or imposts of any nature imposed by any Official Body on any of the Pledged Collateral, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by and lawful appropriate proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Pledgor or Subsidiary of any Pledgor or which would affect a material portion of the Pledged Collateral, provided that the Pledgors and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

     (f) Such Pledgor shall permit the Secured Party, its officers, employees and agents at reasonable times to inspect all books and records related to the Pledged Collateral, except as may be permitted under the Credit Agreement.
     (g) To the extent, following the date hereof, any Pledgor acquires capital stock, shares securities, member interests, partnership interests and other ownership interests of any of the Pledged Companies or any of the rights, property or securities, shares, capital stock, member interests, partnership interests or other ownership interests described in the definition of Pledged Collateral with respect to any of the Pledged Companies (other than the Excluded Investments), such stock, rights, property or securities, shares, capital stock, member interests, partnership interests or ownership interests shall be subject to the terms hereof and, upon such acquisition, shall be deemed to be hereby pledged to the Secured Party; and, such Pledgor thereupon shall deliver all such securities, shares, capital stock, member interests, partnership interests and other ownership interests together with an updated Schedule A hereto, to the Secured Party.
     (h) No Pledgor shall, without the prior written consent of the Secured Party, (i) sell, assign, transfer, exchange, lease, lend or dispose of (directly, indirectly, or voluntarily), or grant any option with respect to, any of the Pledged Collateral or (ii) create or permit to exist any Lien in or with respect to the Pledged Collateral, except for the Lien in favor of the Secured Party and the junior lien in favor of the Banks. The inclusion of “proceeds” as a component of the Pledged Collateral shall not be deemed a consent by the Secured Party to any sale, assignment, transfer, exchange, lease, loan, granting of an option with respect to or disposition of all or any part of the Pledged Collateral.
     (i) No Pledgor shall: (i) amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), certificate of limited partnership, certificate of formation, limited liability company agreement or other organizational document without providing at least ten (10) calendar days’ prior written notice to the Banks, in the event such change would be material and adverse to the Banks as determined by the Banks in their sole discretion, obtaining the prior written consent of the Secured Party; (ii) consent or vote to approve the sale or mortgaging of any asset of any Pledged Company except in the ordinary course of business, or (iii) with respect to a Pledgor of membership interests in any Pledged Company, take any action in furtherance of any modification of the Organizational Documents of such Pledged Company, or any other action, that would have the effect of constituting member interests in the Company “securities” within the meaning, or otherwise subjecting such member interests to the coverage, of Article 8 of the Uniform Commercial Code of any jurisdiction.
     (j) Each Pledgor shall, at its own expense, perform and observe all of the terms and provisions of the applicable Organizational Documents to be performed or observed by such Pledgor, maintain the applicable Organizational Documents in full force and effect, and enforce such Pledgor’s rights under the applicable Organizational Documents in accordance with its terms. Such Pledgor shall promptly deliver to Secured Party any notice of default which such Pledgor receives with respect to the applicable Organizational Documents.
     (k) Except as otherwise permitted in the Credit Agreement, no Pledgor shall permit any of its Subsidiaries which is a Pledged Company to directly or indirectly (i) sell, assign,

pledge or otherwise transfer or dispose of any Debt of, or claim against, or any shares of stock or similar interests or other securities (or warrants, rights or options to acquire stock or similar interests or other securities) of any other Subsidiary of such Pledgor, or (ii) issue or sell any shares of its stock or similar interests or other securities (or warrants, rights or options to acquire stock or similar interests or other securities ) of such Subsidiary.
     7. Other Rights With Respect to Pledged Collateral.
     (a) So long as no Event of Default under the Credit Agreement shall have occurred and be continuing, each Pledgor shall be entitled to exercise any and all voting and other consensual and other rights pertaining to the Pledged Collateral or any part thereof and each Pledgor shall have the right to deal with the Pledged Collateral and to receive distribution in the ordinary course of business, for any purpose and in a manner not inconsistent with the terms of this Agreement (including, without limitation, Section 6(i) hereof), the Credit Agreement or any of the other Loan Documents; provided, however, that such Pledgor shall not exercise or shall refrain from exercising any such right if it would result in a Potential Default or an Event of Default.
     (b) Upon the occurrence and during the continuance of an Event of Default, the Secured Party at the expense of such Pledgor, may: (i) take control of and manage all or any of the Pledged Collateral; (ii) apply to the payment of any of the Secured Obligations, whether any be due and payable or not, any moneys, including cash dividends and income from any Pledged Collateral, now or hereafter in the hands of the Secured Party or any Affiliate of the Secured Party, on deposit or otherwise, belonging to Pledgors, as the Secured Party in its sole discretion shall determine; and (iii) do anything which any Pledgor is required but fails to do hereunder.
     (c) If any Pledgor fails to perform any agreement contained herein, the Secured Party may itself perform or cause the performance of such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by such Pledgor. However, nothing in this Agreement shall obligate the Secured Party to act.
     (d) Each Pledgor hereby appoints Secured Party to be such Pledgor’s attorney-in-fact with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time (but only upon an Event of Default) in Secured Party’s discretion to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.
     (e) The Banks’ and the Secured Party’s recourse against the Parent shall be solely limited to the Parent’s interest in the Pledged Collateral and the enforcement of their rights under this Pledge Agreement.

     8. Additional Remedies Upon Event of Default.
          Upon the occurrence of any Event of Default and while such Event of Default shall be continuing, the Secured Party shall have, in addition to all rights and remedies of a secured party under the Code or other applicable Law, and in addition to its rights under Section 6 above and under the other Loan Documents, the following rights and remedies:
     (a) The Secured Party may, after ten (10) business days’ advance written notice to a Pledgor, sell, assign, give an option or options to purchase or otherwise dispose of such Pledgor’s Pledged Collateral or any part thereof at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. Each Pledgor agrees that ten (10) business days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor recognizes that the Secured Party may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities, shares, capital stock, member interests, partnership interests or ownership interests for their own account for investment and not with a view to the distribution or resale thereof.
     (b) The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall, after the Secured Party has made all deductions of reasonable expenses, including but not limited to reasonable attorneys’ fees and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Secured Party’s rights with respect to the Pledged Collateral, including in any insolvency, bankruptcy or reorganization proceedings, be applied against the Secured Obligations, whether or not all the same be then due and payable, as follows:
     (i) first, to the Secured Obligations and to reimburse the Secured Party for reasonable out-of-pocket costs, expenses and disbursements, including without limitation reasonable attorneys’ fees and legal expenses, incurred by the Secured Party in connection with realizing on the Pledged Collateral or collection of any obligation of any Pledgor under any of the Loan Documents, including advances made subsequent to an Event of Default by the Secured Party for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Pledged Collateral, including without limitation advances for taxes, insurance, and the like, and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale of or other realization on, any of the Pledged Collateral, in such order as the Secured Party may determine in its discretion; and
     (ii) the balance, if any, as required by Law.
(c) (i) The Secured Party shall have the right to have the Pledged Collateral transferred into the name of Secured Party pursuant to Section 8 hereof.

     (ii) All rights of any Pledgor to exercise the voting and other consensual rights which such Pledgor would otherwise be entitled to exercise pursuant to Section 7(a) above and to receive distributions shall cease, and all such rights shall thereupon become vested in Secured Party, who shall thereafter upon notice to such Pledgor have the sole right to exercise such voting and other consensual rights and to receive one hundred percent (100%) of all distributions, which shall be promptly applied by Secured Party against the Secured Obligations in the order and manner specified in Section 8(b) hereof.
     (iii) All distributions which are received by any Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Pledgor, and forthwith shall be paid over to Secured Party as Pledged Collateral in the same form as received (with any necessary endorsements), unless such Pledgor shall have previously cured and/or the Secured Party shall have waived the Event of Default giving rise to the Event of Default hereunder.
     (iv) Secured Party shall have the right to take control of and manage all or any of the Pledged Collateral.
     9. Secured Party’s Duties.
          (a) The powers conferred on the Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.
          (b) It is anticipated that additional persons will from time to time become Subsidiaries of the Borrower or a Guarantor, each of whom will be required to join this Pledge Agreement. It is acknowledged and agreed that new Subsidiaries of the Borrower or of a Guarantor will become Pledgors hereunder and will be bound hereby simply by executing and delivering to Secured Party and PNC a Guarantor Joinder in the form of Exhibit 1.1(G)(1) to the Credit Agreement. In addition, a new Schedule A hereto shall be provided to Agent showing the pledge of the ownership interest in such new Subsidiary and any ownership interests that such new Subsidiary owns in any other Person.
     10. No Waiver; Cumulative Remedies.
          No failure to exercise, and no delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided under the other Loan Documents or by Law. Each Pledgor waives any right to require the Secured Party to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Secured Obligations or to pursue any remedy in the Secured Party’s power.

     11. No Discharge Until Indefeasible Payment of the Secured Obligations.
     The pledge, security interests, and other Liens and the obligations of the Pledgors hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay by the Secured Party, any Bank, any Pledgor or any other obligor on any of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Pledgor or which would otherwise operate as a discharge of any Pledgor as a matter of law or equity. Without limiting the generality of the foregoing, each Pledgor hereby consents to, and the pledge, security interests, and other Liens given by any Pledgor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following at any time and from time to time:
     (a) Any lack of genuineness, legality, validity, enforceability, or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document, any interest or currency swap, future, option or other interest rate provision or similar agreement (collectively, “Bank-Provided Interest Rate Hedges”) or any of the Secured Obligations and regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the Secured Obligations, any of the terms of the Loan Documents or the Bank-Provided Interest Rate Hedges, or any rights of the Secured Party or the Banks or any other Person with respect thereto;
     (b) Any increase, decrease, or change in the amount, nature, type or purpose of any of, or any release, surrender, exchange, compromise or settlement of any of the Secured Obligations (whether or not contemplated by the Loan Documents or the Bank-Provided Interest Rate Hedges as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Secured Obligations; any execution or delivery of any additional Loan Documents or any Bank-Provided Interest Rate Hedges; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document, any Bank-Provided Interest Rate Hedge or any of the Secured Obligations;
     (c) Any failure to assert or any breach of or default under any Loan Document, any Bank-Provided Interest Rate Hedge or any of the Secured Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents or the Bank-Provided Interest Rate Hedges, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against any Pledgor or any other Person under or in connection with any Loan Document, any Bank-Provided Interest Rate Hedge or any of the Secured Obligations; any refusal of payment or performance of any of the Secured Obligations, whether or not with any reservation of rights against any Pledgor; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Secured Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Secured Obligations entitled to the benefits of this Agreement or, if any collections are applied to Secured Obligations, any application to particular Secured Obligations;

     (d) Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Secured Party or the Banks, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by the Secured Party or the Banks or any other Person in respect of, any direct or indirect security for any of the Secured Obligations (including the Pledged Collateral). As used in this Agreement, “direct or indirect security” for the Secured Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Secured Obligations, made by or on behalf of any Person;
     (e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Pledgor or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Pledgor or any other Person; or any action taken or election (including but not limited to any election under Section 1111(b)(2) of the U.S. Bankruptcy Code or any comparable law of any jurisdiction) made by the Secured Party or the Banks, or any of them, or any Pledgor or any other Person in connection with any such proceeding;
     (f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Pledgor or any other Person with respect to any Loan Document, any Bank-Provided Interest Rate Hedge or any of the Secured Obligations; or any discharge by operation of law or release of any Pledgor or any other Person from the performance or observance of any Loan Document, any Bank-Provided Interest Rate Hedge or any of the Secured Obligations; or
     (g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including any Pledgor, excepting only full, strict, and indefeasible payment and performance of the Secured Obligations in full.
     12. Waivers.
     Each Pledgor hereby waives any and all defenses which such Pledgor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like and each Pledgor hereby waives any defense to or limitation on such Pledgor’s obligations under this Agreement arising out of or based on any event or circumstance referred to in Section 11 hereof. Without limiting the generality of the foregoing and to the fullest extent permitted by applicable Law, each Pledgor hereby further waives each of the following:
     (a) Except as otherwise required under any of the Loan Documents, all notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against any Pledgor, including the following: any notice of any event or circumstance described in Section 11 hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document, any Bank-Provided Interest Rate Hedge or any of the Secured Obligations; any notice of the incurrence of any Secured Obligations; any notice of any default or any failure on the part of any Pledgor or any other Person to comply with any Loan Document, any Bank-Provided Interest Rate Hedge or any of the Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of any Pledgor or any other Person;
     (b) Any right to any marshalling of assets, to the filing of any claim against any Pledgor or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against any Pledgor or any other Person of any other right or remedy under or in connection with any Loan Document, any Bank-Provided Interest Rate Hedge or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any requirement of promptness or diligence on the part of the Secured Party or the Banks, or any of them, or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document, any Bank-Provided Interest Rate Hedge or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Loan Document or any Bank-Provided Interest Rate Hedge, and any requirement that any Pledgor receive notice of any such acceptance; and
     (c) Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency laws, “one action” laws, or the like), or by reason of any election of remedies or other action or inaction by the Secured Party or the Banks, or any of them (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Secured Obligations), which results in denial or impairment of the right of the Secured Party or the Banks, or any of them, to seek a deficiency against any Pledgor or any other Person or which otherwise discharges or impairs any of the Secured Obligations.
     13. Assignment.
          Subject to the provisions of the Credit Agreement, all rights of the Secured Party under this Agreement shall inure to the benefit of its successors and assigns. All obligations of each Pledgor shall bind its successors and assigns; provided, however, each Pledgor may not assign or transfer any of its rights and obligations hereunder or any interest herein.
     14. Severability; Modification to Conform to Law.
     (a) It is the intention of the parties that this Agreement be enforceable to the fullest extent permissible under applicable Law, but that the unenforceability (or modification to conform to such Law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction without invalidating the remaining provisions hereof.
     (b) Without limitation of the preceding subsection (a), to the extent that applicable Law (including applicable Laws pertaining to fraudulent conveyance or fraudulent or preferential transfer) otherwise would render the full amount of any Pledgor’s obligations hereunder invalid, voidable or unenforceable on account of the amount of a Pledgor’s aggregate liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the aggregate amount of such liability shall, without any further action by the Secured Party or any of the Banks or such Pledgor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is equal to the greater of:
     (i) the fair consideration actually received by such Pledgor under the terms and as a result of the Loan Documents and the Bank-Provided Interest Rate Hedges and the value of the benefits described in Section 24(b) hereof, including (and to the extent not inconsistent with applicable federal and state laws affecting the enforceability of guaranties) distributions, commitments, and advances made to or for the benefit of such Pledgor with the proceeds of any credit extended under the Loan Documents or the Bank-Provided Interest Rate Hedges, or
     (ii) the excess of (1) the amount of the fair value of the assets of such Pledgor as of the date of this Agreement as determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors as in effect on the date hereof, over (2) the amount of all liabilities of such Pledgor as of the date of this Agreement, also as determined on the basis of applicable federal and state laws governing the insolvency of debtors as in effect on the date hereof.
     (c) Notwithstanding anything to the contrary in this Section 15 or elsewhere in this Agreement, this Agreement shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section 15 (and references elsewhere in this Agreement to enforceability to the fullest extent permitted by Law) were not a part of this Agreement, and in any related litigation the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Pledgor’s obligations hereunder as to each element of such assertion.
     15. Governing Law.
     This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.
     16. Notices.
     All notices, statements, requests, demands, directions and other communications (collectively, “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be as set forth in Section 11.6 [Notices] of the Credit Agreement. The Secured Party and the Banks may rely on any notice (whether or not made in the manner contemplated by this Agreement) purportedly made by or on behalf of any Pledgor, and the Secured Party and the Banks shall have no duty to verify the identity or authority of the Person giving such notice.
     17. Specific Performance.
     Each Pledgor acknowledges and agrees that, in addition to the other rights of the Secured Party hereunder and under the other Loan Documents, because the Secured Party’s remedies at law for failure of such Pledgor to comply with the provisions hereof relating to the Secured Party’s rights (i) to inspect the books and records related to the Pledged Collateral, (ii) to receive the various notifications such Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (iv) to enforce the provisions hereof pursuant to which such Pledgor has appointed the Secured Party its attorney-in-fact, and (v) to enforce the Secured Party’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, such Pledgor agrees that each such provision hereof may be specifically enforced.
     18. Voting Rights in Respect of the Pledged Collateral.
     Subject to Section 8 above, long as no Event of Default shall occur and be continuing under the Credit Agreement, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that such Pledgor will not exercise or will refrain from exercising any such voting and other consensual right pertaining to the Pledged Collateral, as the case may be, if such action would have a material adverse effect on the value of any Pledged Collateral. Without limiting the generality of the foregoing and in addition thereto, the Pledgors shall not vote to enable, or take any other action to permit, any of the Pledged Companies to issue any stock, member interests, partnership interests or other equity securities, member interests, partnership interests or other ownership interests of any nature or to issue any other securities, shares, capital stock, member interests, partnership interests or other ownership interests convertible into or granting the right to purchase or exchange for any stock, member interests, partnership interests or other equity securities, member interests, partnership interests or other ownership interests of any nature of any such Pledged Company or to enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Secured Party to sell, assign or transfer any of the Pledged Collateral.

     19. Consent to Jurisdiction.
     EACH OF THE PLEDGORS AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY LEGAL ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED AGAINST THE PLEDGORS, OR ANY OF THEM, FOR BREACH HEREOF, OR AGAINST ANY OF THEIR PROPERTIES, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK BY ANY BANK OR THE SECURED PARTY OR ON BEHALF OF ANY BANK OR THE SECURED PARTY, AS SUCH BANK OR THE SECURED PARTY MAY ELECT, AND EACH OF THE PLEDGORS HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH LEGAL ACTION OR PROCEEDING. THE PLEDGORS HEREBY AGREE THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THEM AT THEIR ADDRESS SPECIFIED IN SECTION 11.6 [NOTICES] OF THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH EACH BANK SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IN ADDITION, EACH OF THE PLEDGORS HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     20. Waiver of Jury Trial.
     EACH PLEDGOR AND EACH OF THE COMPANIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     21. Entire Agreement; Amendments.
     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of a security interest in the Pledged Collateral by any Pledgor. This Agreement may not be amended or supplemented except by a writing signed by the Secured Party and the Pledgors.
     22. Counterparts; Telecopy Signatures.
     This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be deemed an original, and all such counterparts shall together constitute one and the same instrument. Each Pledgor acknowledges and agrees that a telecopy or electronic transmission to the Secured Party or any Bank of the signature pages hereof purporting to be signed on behalf of any Pledgor shall constitute effective and binding execution and delivery hereof by such Pledgor.
     23. Acknowledgment of Credit Agreement & Benefits.
     (a) Each Pledgor hereby acknowledges that it has received a copy of the Credit Agreement and the other Loan Documents and each Pledgor certifies that the representations and warranties made therein with respect to such Pledgor are true and correct. Further, each Pledgor acknowledges and agrees to perform, comply with, and be bound by all of the provisions of the Credit Agreement and the other Loan Documents.
     (b) Each Pledgor hereby acknowledges, represents, and warrants that it receives synergistic benefits by virtue of its affiliation with the Borrower and the other Pledgors and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing this Agreement.
     24. Descriptive Headings.
     The descriptive headings which are used in this Agreement are for the convenience of the parties only and shall not affect the meaning of any provision of this Agreement.
     25. Consent by Parent.
     Parent hereby (i) acknowledges receipt of and consents to and agrees to be bound by the terms of, the Collateral Agency Agreement and (ii) (a) acknowledges receipt of and consents to and agrees to be bound by the terms of, the Intercreditor Agreement (b) agrees not to take any action that would have the effect of contravening the terms thereof, (c) agrees to comply with all terms thereof requiring its compliance or consent, and (d) agrees that it is not a third-party beneficiary thereof.

     26. No Novation.
     This Agreement amends and restates the Original Pledge Agreement and this Agreement is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the indebtedness, liabilities, expenses, or obligations under the Original Intercreditor Agreement. This Agreement and the Credit Agreement and the other Loan Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any and all other prior and contemporaneous understandings and agreements.
[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE 1 OF 2 TO
AMENDED AND RESTATED PLEDGE AGREEMENT]
     IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent
By:	/s/ Brian J. Kabbes
Name:	Brian J. Kabbes
Title:	Vice President

[SIGNATURE PAGE 2 OF 2 TO
AMENDED AND RESTATED PLEDGE AGREEMENT]

WESTMORELAND COAL COMPANY
By:	/s/ Douglas P.Kathol
Name:	Douglas P. Kathol
Title:	Vice President-Development and Treasurer
Address:
2 North Cascade Ave.
Colorado Springs, CO 80903

WESTMORELAND MINING LLC
By:	/s/ Douglas P.Kathol
Name:	Douglas P. Kathol
Title:	Vice President
Address:
2 North Cascade Ave.
Colorado Springs, CO 80903

SCHEDULE A
TO
AMENDED AND RESTATED PLEDGE AGREEMENT
Description of Pledged Collateral
A.   Corporations

Type and Amount of
Pledgor	Pledged Shares	Ownership
Westmoreland Mining LLC	Western Energy Company	118,111.429 shares (100%)
	Dakota Westmoreland Corporation	1,000 shares (100%)
	Westmoreland Savage Corporation	1,000 shares (100%)
B.   Limited Liability Companies

Type and Amount of
Pledgor	Pledged Shares	Ownership
Westmoreland Coal Company	Westmoreland Mining LLC	100% limited liability company interests
C.   Partnerships

Type and Amount of
Pledgor	Pledged Shares	Ownership
N/A